EXHIBIT 8

                                April 12, 2005

To the Persons Named on
Schedule 1 Hereto

      Re:   Banc of America Commercial Mortgage Inc.
            Commercial Mortgage Pass-Through Certificates, Series 2005-1

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 5(e) of that certain Certificate Purchase Agreement dated as of March 31, 2005 ("Certificate Purchase Agreement"), by and among Bank of America, N.A., Banc of America Commercial Mortgage Inc. ("BACM"), Banc of America Securities LLC ("BAS"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Barclays Capital Inc. ("Barclays" and together with BAS and Bear Stearns, the "Initial Purchasers"), pursuant to Section 6 of that certain Underwriting Agreement dated as of March 31, 2005 (the "Underwriting Agreement"), by and among BACM, BAS, Bear Stearns, Barclays, Goldman, Sachs & Co. ("Goldman Sachs") and Greenwich Capital Markets, Inc. ("Greenwich" and, together with BAS, Bear Stearns, Barclays and Goldman Sachs, the "Underwriters"), and pursuant to Section 3 of that certain Private Placement Agency Agreement dated as of March 31, 2005 (the "Private Placement Agency Agreement"), by and between BACM and BAS (the "Placement Agent"). We have acted as special counsel to BACM and the Placement Agent in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2005-1 (the "Certificates"), consisting of forty classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-SB Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class XW Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class FM-A Certificates, the Class FM-B Certificates, the Class FM-C Certificates, the Class FM-D Certificates, the Class SM-A Certificates, Class SM-B Certificates, Class SM-C Certificates, the Class SM-D Certificates, the Class SM-E Certificates, the Class SM-F Certificates, the Class SM-G Certificates, the Class SM-H Certificates, the Class SM-J Certificates, the Class LM Certificates, the Class V Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-SB Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates (collectively, the "Publicly Offered Certificates"); (iii) the sale by BACM to the Initial Purchasers of the Class XW Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class V Certificates (collectively, the "Privately Offered Certificates"); and (iv) the placement by BACM with the Placement Agent of the Class FM-A Certificates, the Class FM-B Certificates, the Class FM-C Certificates and the Class FM-D Certificates (the "Class FM Privately Offered Certificates"); the Class SM-A Certificates, the Class SM-B Certificates, the Class SM-C Certificates, the Class SM-D Certificates, the Class SM-E Certificates, the Class SM-F Certificates, the Class SM-G Certificates, the Class SM-H Certificates and the Class SM-J Certificates (collectively, the "Class SM Privately Offered Certificates"); and the Class LM Certificates (the "Class LM Privately Offered Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of April 1, 2005 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as master servicer, J.E. Robert Company, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee and REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinions set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated March 31, 2005, relating to the Publicly Offered Certificates, the Private Placement Memorandum, dated March 31, 2005, relating to the Privately Offered Certificates (the "Private Placement Memorandum"), the Private Placement Memorandum dated March 31, 2005, relating to the Class FM Privately Offered Certificates (the "Class FM Private Placement Memorandum"), the Private Placement Memorandum dated March 31, 2005, relating to the Class SM Privately Offered Certificates (the "Class SM Private Placement Memorandum"), and the Private Placement Memorandum dated March 31, 2005, relating to the Class LM Privately Offered Certificates (the "Class LM Private Placement Memorandum"), the specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed appropriate as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Pooling and Servicing Agreement and in certificates and oral or written statements and other information obtained from BACM, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Initial Purchasers, the Placement Agent, the Underwriters and others, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of BACM, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Placement Agent, the Initial Purchasers, the Underwriters and others in connection with the preparation and delivery of this letter.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming that the elections required by Section 860D(b) of the Internal Revenue Code of 1986, as amended (the "Code"), are properly made, and assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect as of the Closing Date, and with any subsequent changes in law, including any amendments to the Code or applicable Treasury Regulations thereunder, (a) REMIC I, REMIC II and the Component Mortgage Loan REMIC will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-SB Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class XW Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests will constitute "regular interests" in REMIC I within the meaning of the Code; (d) the FM Component Mortgage Loan REMIC Senior Regular Interest, the Class FM-A Certificates, the FM-B Certificates, the Class FM-C Certificates, the Class FM-D Certificates, the SM Component Mortgage Loan REMIC Senior Regular Interest, the Class SM-A Certificates, the Class SM-B Certificates, the Class SM-C Certificates, the Class SM-D Certificates, the Class SM-E Certificates, the Class SM-F Certificates, the Class SM-G Certificates, the Class SM-H Certificates, the Class SM-J Certificates, the LM Component Mortgage Loan REMIC Senior Regular Interest and the Class LM Certificates, will constitute "regular interests" in the Component Mortgage Loan REMIC within the meaning of the Code; (e) the Class R-I Certificates will represent the sole class of "residual interests" in each of the Component Mortgage Loan REMIC and REMIC I within the meaning of the Code; and (f) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will represent undivided beneficial interests in such portion.

            The foregoing opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the "Service") and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Service or the courts. We express no opinion as to any matters covered by this opinion of the laws of any jurisdiction other than the federal income tax laws of the United States of America. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts or in the documents on which this opinion is based, or an inaccuracy in any of the information upon which we have relied in rendering this opinion.

            We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Certificates from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. Nevertheless, you may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Certificates and the Trust Fund, and all materials of any kind (including this opinion letter and any other opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such U.S. federal, state and local tax treatment. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.


                                       Very truly yours,

                                           /s/ Cadwalader, Wickersham & Taft LLP

                                                                      SCHEDULE 1

Banc of America Securities LLC
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

Bank of America, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Standard and Poor's Ratings Services,
      a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951